UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 27, 2009
LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
As previously disclosed, on May 15, 2009, Lighting Science Group Corporation, a Delaware corporation (the “Company”), entered into that certain convertible note agreement (the “Original Convertible Note”) pursuant to which the Company borrowed an aggregate principal amount of $31,649,999 from Pegasus Partners IV, L.P. (“Pegasus IV”). On August 10, 2009, the Original Convertible Note was amended to extend the maturity date. On August 27, 2009, the Original Convertible Note (as amended) was terminated, and the Company entered into a new Convertible Note Agreement (the “New Convertible Note”) with Pegasus IV in the principal amount of $32,846,619, which represented the outstanding principal and interest on the Original Convertible Note as of August 27, 2009. As with the Original Convertible Note, interest on the New Convertible Note accrues at the rate of 14% per annum. The outstanding principal and interest matures upon the earlier of: (a) July 31, 2010 and (b) the date of the consummation of the Rights Offering (described below). The New Convertible Note may not be prepaid and is immediately due and payable upon the Company’s failure to pay any of its material debts when due. As with the Original Convertible Note, so long as any amounts remain outstanding under the New Convertible Note, the Company must obtain the prior written consent of Pegasus IV prior to borrowing more than $5,000,000 in the aggregate pursuant to the Company’s line of credit with the Bank of Montreal.
Pursuant to the New Convertible Note, the Company agreed to use commercially reasonable efforts to conduct a rights offering (the “Rights Offering”) as soon as is reasonably practical. Similar to the Original Convertible Note, the New Convertible Note provides that the Rights Offering would consist of the offering of approximately 13,000,000 units of the Company’s securities (which excludes the number of units that may be acquired pursuant to the New Convertible Note and the convertible note issued to Koninklijke Philips Electronics N.V.) for $1.006 per unit, with each unit to consist of one share of newly designated Series D Non-Convertible Preferred Stock (“Series D Preferred Stock”) and that portion of a warrant (the “Warrant”) representing the right to purchase one share of the Company’s common stock at an exercise price of $6.00 per share. The Company must also use commercially reasonable efforts to cause the Certificate of Designation for the Series D Non-Convertible Preferred Stock to be filed with the Delaware Secretary of State. The New Convertible Note grants Pegasus IV the right to acquire any units not otherwise subscribed for pursuant to the terms of the Rights Offering.
As previously disclosed and as amended pursuant to the New Convertible Note, the Series D Preferred Stock issued pursuant to the Rights Offering would be entitled to a cumulative annual dividend of 25%, which accrues to liquidation value only. 17% of such annual dividend would be a non-cash dividend credited to the account of the holder. This portion of the annual dividend could only be used to satisfy the exercise price payable upon exercise of the Warrants and will not be payable to the holder in cash upon redemption. The remaining 8% of the annual dividend would be payable in cash or other property solely upon the redemption of the Series D Preferred Stock. The Series D Preferred Stock would rank junior to the liquidation preferences of the holders of the Company’s 6% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock but senior to the holders of common stock and would have to be redeemed by the Company on the eighth anniversary of the date of issuance or upon an earlier change of control of the Company. Except as required by law, the Series D Preferred Stock would not have voting rights. The Warrants issued pursuant to the Rights Offering would have an exercise price of $6.00 per share, a term of 12 years and contain certain anti-dilution protections.
If the registration statement for the Rights Offering is declared effective by the Securities and Exchange Commission prior to July 31, 2010 (the scheduled maturity date), Pegasus IV will be deemed to have converted all of the then outstanding principal and interest under the New Convertible Note into a number of units equal to one unit for each $1.006 of outstanding principal and interest under the New Convertible

Note. Additionally, the New Convertible Note provides Pegasus IV with the option to convert all or a portion of the outstanding principal and interest under the New Convertible Note into a number of units equal to one unit for each $1.006 of outstanding principal and interest. Upon any conversion of the New Convertible Note, Pegasus IV will release the Company from liability to the extent of the repayment of principal and interest being converted under the New Convertible Note.
Although the Company is contractually obligated to use commercially reasonable efforts to conduct the Rights Offering, the Company may seek to negotiate different terms for the Rights Offering depending upon market conditions at that time.
THIS NOTICE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
A copy of the New Convertible Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. You are encouraged to read the New Convertible Note for a more complete understanding of its terms. The foregoing description of the New Convertible Note is qualified in its entirety by reference to the full text of the New Convertible Note.
Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 for a description of the Company’s financial obligation pursuant to the New Convertible Note.
Section 3 — Securities and Trading Markets

Item. 3.02	Unregistered Sales of Equity Securities.
See Item 1.01 for a description of the terms of the New Convertible Note. The New Convertible Note was issued on August 27, 2009, to Pegasus IV pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Subject to the terms and conditions set forth in the New Convertible Note and based solely upon the principal amount available to the Company pursuant to the New Convertible Note, Pegasus IV may acquire up to 32,650,714 shares of Series D Preferred Stock of the Company and a Warrant or Warrants to purchase up to 32,650,714 shares of common stock of the Company. Such sales of Series D Preferred Stock and Warrant(s) would be exempt from registration under the Securities Act pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Convertible Note Agreement, dated August 27, 2009, between Lighting Science Group Corporation, as borrower, and Pegasus Partners IV, L.P., as lender.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: August 28, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President — Finance

EXHIBIT INDEX

Number	Exhibit
10.1	Convertible Note Agreement, dated August 27, 2009, between Lighting Science Group Corporation, as borrower, and Pegasus Partners IV, L.P., as lender.